                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    February 13, 1998
                                                     -----------------


                                SERACARE, INC.
--------------------------------------------------------------------------------
              (Exact name of registrant as specified in its charter)


     Delaware                 0-21781                  95-4343492
--------------------------------------------------------------------------------
(State or other           (Commission               (I.R.S. Employer
jurisdiction of           File Number)               Identification
incorporation)                                            Number)


1925 Century Park East, Suite 1970, Los Angeles, California  90067
--------------------------------------------------------------------------------
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:  (310) 772-7777
                                                     --------------


                           Not Applicable
--------------------------------------------------------------------------------
    (Former name or former address, if changed since last report)

Total sequentially numbered pages in this document: 13.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

A. CONSOLIDATED TECHNOLOGIES, INC.

On February 13, 1998, SeraCare, Inc. (referred to herein as "SeraCare" or the "Company") a Delaware corporation acquired substantially all of the operating assets of Consolidated Technologies, Inc., a Texas corporation and Conco Associates, Inc. (dba Cone Biotech), a Texas corporation (collectively herein referred to as "CTI" ) located in Austin, Texas.

CTI is a biomedical manufacturing company with a 25 year operating history which specializes in the supply of products and services to the in-vitro diagnostic industry. CTI's products include processed biological materials and private-labeled products for manufacturing or laboratory use.

Under terms of the Asset Purchase Agreement dated February 13, 1998 (which is filed as Exhibit 2.2 to this Form 8K and incorporated herein by this reference), the purchase price paid by SeraCare (which is subject to adjustment) consisted of $5,600,000 in cash and 439,000 shares of SeraCare common stock. The purchase price was determined through arms length negotiations between the Company and CTI. In order to finance the acquisition and provide working capital for the subsequent operation of CTI's business, the Company issued subordinated debentures (see ITEM 5. below).

The operating assets acquired by SeraCare include, but are not limited to: certain real property; all furniture and fixtures; all machinery and equipment; all leasehold improvements; all licenses and other intangible properties including certifications, FDA licenses and trademarks; all inventories; and all rights and interests arising under or in connection with any contracts with customers or potential customers to which CTI is a party. SeraCare plans to continue to operate CTI as a biomedical manufacturing company.

B. THE WESTERN STATES GROUP, INC.

On February 13, 1998 (the "Closing Date"), SeraCare acquired all of the stock of The Western States Group, Inc., a California corporation (herein referred to as "Western States" ) located in Fallbrook, California.

Western States is a worldwide marketing organization for therapeutic blood plasma products, diagnostic test kits, specialty plasma and bulk plasma, with offices in Helsinki, London, Paris, Milan, Tel Aviv, Seoul and Hong Kong.
The primary focus of Western States is on multinational biotec, pharmaceutical and technology products.

Under terms of the Stock Purchase Agreement dated February 13, 1998 (which is filed as Exhibit 2.1 to this Form 8K and incorporated herein by this reference), the purchase price paid by SeraCare (which is subject to adjustment) consisted of $4,033,204 in cash and 125,000 shares of SeraCare common stock. In addition, the selling shareholders are entitled to receive "earn-out" cash payments for the first and second twelve full calendar months after the Closing Date. The amount of such cash payments depends on certain performance criteria of Western States as defined in the Stock Purchase Agreement. The purchase price was determined through arms length negotiations between the Company and Western States. In order to finance the acquisition and provide working capital for the subsequent operation of Western States' business, the Company issued subordinated debentures (see ITEM 5. below).

In the acquisition of the stock of Western States, SeraCare acquired all of the operating assets of Western States. The operating assets acquired by SeraCare include, but are not limited to: cash; trade accounts receivable; inventories; certain furniture and fixtures; all machinery and equipment; all leasehold improvements; all licenses and other intangible properties including certifications, FDA licenses and trademarks; and all rights and interests arising under or in connection with any contracts with customers to which Western States is a party. SeraCare plans to continue to operate Western States as a worldwide marketing and distribution company.

ITEM 5.   OTHER EVENTS.

On February 13, 1998 (the "Closing Date"), SeraCare executed a Securities Purchase Agreement with Pecks Management Partners Ltd on behalf of certain investors and issued $16,000,000 in Senior Subordinated Debentures due 2005 (the "Debentures") with interest payable quarterly on the unpaid balance at 12%. The Debentures are senior to all other debt of the Company but are subordinate to any future senior bank debt. Repayment of the Debentures has been guaranteed by each of SeraCare's subsidiaries. SeraCare is required to make mandatory payments on the outstanding Debentures on the fifth anniversary of the Closing Date (as to one-third of the then outstanding principal balance) and on the sixth anniversary of the Closing Date (as to one-half of the then outstanding principal balance). On the seventh anniversary of the Closing Date, the principal amount of all Debentures then outstanding, together with all accrued and unpaid interest thereon to and including such date, are due and payable. SeraCare is also required to prepay the outstanding Debentures following certain public offerings of SeraCare's securities or following the occurrence of a "Change in Control" (as defined in the Securities Purchase Agreement). In addition, the Debentures are subject to optional prepayment by the Company at any time, in whole or in part, at par plus accrued interest to the date of prepayment.

In connection with the Debentures, the Company also issued and delivered to the investors Warrants to purchase an aggregate of 2,100,572 shares of its Common Stock representing an aggregate of 16% of the fully diluted outstanding shares of SeraCare, at any time, at an exercise price of $.01 per share. The number of shares of Common Stock subject to the Warrants is subject to adjustment from time to time as provided in the Warrant Agreement. At the option of each Warrant holder, the Warrants may be put back to SeraCare following a Change in Control at a price equal to the fair market value of the underlying shares of Common Stock, less the exercise price per share. In addition, following certain public offerings of SeraCare's securities and repayment in full of the Debentures, SeraCare may redeem the Warrants at anytime for a price of $1.00 per Warrant. SeraCare has granted to the Warrant holders registration rights with respect to the shares of Common Stock receivable upon exercise of the Warrants.

The Securities Purchase Agreement contains several affirmative and negative covenants for the benefit of the holders of the Debentures. So long as the Debentures are outstanding, such covenants (among other things) require SeraCare to maintain certain minimum funded debt and fixed charge coverage ratios and prohibit SeraCare and its subsidiaries from (I) incurring certain types of indebtedness or liens on their respective assets, (ii) making certain dividend and other restricted payments with respect to their securities, (iii) making certain loans, advances or investments in other persons, (iv) selling a substantial amount of assets or entering into certain mergers or other business combinations, and (v) using securities which are senior to or pari passu with the debentures. So long as Debentures are outstanding, and for so long as the investors hold any combination of warrants or shares received upon exercise of warrants equal to 25% of the aggregate number of shares receivable upon exercise of all warrants, the investors are also entitled to designate an individual to serve on SeraCare's and each of its subsidiaries' board of directors.

In connection with this transaction, the Company also paid Sutro & Co. a finders fee of $640,000 and issued to Sutro & Co. Warrants to purchase 131,286 shares of its Common Stock at an exercise price of $3.00 per share (subject to adjustment as specified in the Warrant Agreement). Such warrants are exercisable only after twelve months from the Closing Date and for a period of for four years thereafter. The Warrants issued to Sutro & Co. otherwise contain substantially the same terms as those described above for the Warrants issued to the investors.

The Securities Purchase Agreement, the form of Debenture, the form of Warrant, the Subsidiary Guarantee Agreement, the Securityholders Agreement, the Registration Rights Agreement and the Warrant and Registration Rights Agreement entered into with Sutro & Co. (collectively, the "Financing Documents") are filed as Exhibits to this Form 8K and are incorporated herein by this reference. The summary description of the Financing Documents contained herein is qualified in its entirety by reference to such documents.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

              (1) Audited Combined Financial Statements of Consolidated
                  Technologies, Inc. and Affiliate for the years ended December 31, 1996 and 1995.

                 a. Report of Independent Public Accountants.
                 b. Combined Balance Sheets as of  December 31, 1996 and 1995.
                 c. Combined Statements of Operations for the years ended
                    December 31, 1996 and 1995.
                 d. Combined Statements of Stockholders' Deficit for the years ended December 31, 1996 and 1995.
                 e. Combined Statements of Cash Flows for the years ended
                    December 31, 1996 and 1995.
                 f. Notes to Combined Financial Statements.

              (2) Audited Financial Statements of Western States Group, Inc.
                  for the  fiscal years ended May  31, 1997 and 1996.

                 a. Report of Independent Public Accountants.
                 b. Balance Sheets as of  May 31, 1997 and 1996.
                 c. Statements of Operations for the years ended May 31, 1997 and 1996.
                 d. Statements of Stockholders' Equity for the years ended May
                    31, 1997 and 1996.
                 e. Statements of Cash Flows for the years ended May 31, 1997 and 1996.
                 f. Notes to  Financial Statements.

          (b) PRO FORMA FINANCIAL INFORMATION

              At this time, it is impractical to file the required pro forma financial information. Such data will be filed as soon as practical, but no later than 60 days after the date on which this Report on Form 8-K is filed.


          (c) EXHIBITS

              2.1 Stock Purchase Agreement, dated as of February 13, 1998, among
                  SeraCare, Inc. and the Shareholders of The Western States Group, Inc. named therein.

              2.2 Asset Purchase Agreement, dated as of February 13, 1998, among
                  SeraCare, Inc., Consolidated Technologies, Inc. and Conco Associates, Inc. (dba Cone Biotech).

              4.1 Securities Purchase Agreement for $16,000,000  12% Senior
                  Subordinated Debentures due 2005 and Warrants to purchase Shares of Common Stock, dated as of February 13, 1998 by and among SeraCare, Inc. and the Investors named on the signature pages thereto.

              4.2 Form of 12% Senior Subordinated Debenture due 2005 for
                  Exhibit 4.1.

              4.3 Form of Warrant Agreement to Purchase Common Stock for
                  Exhibit 4.1.

              4.4 Securityholders Agreement, dated as of February 13, 1998, among SeraCare, Inc., the Investors listed on Exhibit I. A hereto and the Shareholders of the Company listed on Exhibit
                  I. B thereto.

              4.5 Registration Rights Agreement, dated as of February 13, 1998, among SeraCare, Inc. and the Investors whose names appear under the heading Investors on the signature page thereof.

              4.6 Subsidiary Guarantee Agreement, dated as of February 13,
                  1998, made by Avre, Inc., Binary Associates, Inc., SeraCare Acquisitions, Inc., BHM Labs, Inc., SeraCare Technology, Inc., The Western States Group, Inc., wholly-owned subsidiaries of SeraCare, Inc. in favor of the Guaranteed Parties (as defined therein).

              4.7 Warrant  Agreement, dated as of February 13, 1998, among
                  SeraCare, Inc. and Sutro & Co. Inc.

              4.8 Registration Rights Agreement, dated as of February 13, 1998, among SeraCare, Inc. and Sutro & Co. Inc.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                    SERACARE, INC.



DATE: FEBRUARY  26, 1998      BY: /s/ Barry D. Plost
      ------------------          ------------------------------------
                                BARRY D. PLOST
                                CHAIRMAN OF THE BOARD, PRESIDENT
                                    AND CHIEF EXECUTIVE OFFICER

                              BY: /s/  Jerry L. Burdick
                                  ------------------------------------
                                JERRY L. BURDICK
                                EXECUTIVE VICE PRESIDENT AND
                                    CHIEF FINANCIAL OFFICER

          INDEX OF  FINANCIAL STATEMENTS PRESENTED HEREIN

            (1) Audited Combined Financial Statements of Consolidated
                Technologies, Inc. and Affiliate for the years ended December 31, 1996 and 1995.

               a. Report of Independent Public Accountants.
               b. Combined Balance Sheets as of  December 31, 1996 and 1995.
               c. Combined Statements of Operations for the years ended
                  December 31, 1996 and 1995.
               d. Combined Statements of Stockholders' Deficit for the years ended December 31, 1996 and 1995.
               e. Combined Statements of Cash Flows for the years ended
                  December 31, 1996 and 1995.
               f. Notes to Combined Financial Statements.

            (2) Audited Financial Statements of Western States Group, Inc.
                for the  fiscal years ended May  31, 1997 and 1996.

               a. Report of Independent Public Accountants.
               b. Balance Sheets as of  May 31, 1997 and 1996.
               c. Statements of Operations for the years ended May 31, 1997 and 1996.
               d. Statements of Stockholders' Equity for the years ended May
                  31, 1997 and 1996.
               e. Statements of Cash Flows for the years ended May 31, 1997 and 1996.
               f. Notes to  Financial Statements.

                       CONSOLIDATED TECHNOLOGIES, INC.
                                         AND AFFILIATE






                     -----------------------------------------------------------
                                                   COMBINED FINANCIAL STATEMENTS
                                  FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995






                                                     [LOGO]
                                                     BDO SEIDMAN, LLP
                                                     Accountants and Consultants

                       CONSOLIDATED TECHNOLOGIES, INC.
                                         AND AFFILIATE






                       ---------------------------------------------------------

                                                   COMBINED FINANCIAL STATEMENTS
                                  FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                      CONSOLIDATED TECHNOLOGIES, INC.
                                                        AND AFFILIATE

                                                             CONTENTS

--------------------------------------------------------------------------------





              INDEPENDENT AUDITORS' REPORT                          3


              FINANCIAL STATEMENTS

                 Combined balance sheets                            4

                 Combined statements of operations                  5

                 Combined statements of stockholders' deficit       6

                 Combined statements of cash flows                7-8

                 Summary of significant accounting policies      9-12

                 Notes to combined financial statements         13-19

[LOGO]       BDO SEIDMAN, LLP               1900 Avenue of the Stars, 11th Floor
             Accountants and Consultants    Los Angeles, California 90067
                                            Telephone: (310) 557-0300
                                            Fax: (310) 557-1777






INDEPENDENT AUDITORS' REPORT




We have audited the accompanying combined balance sheets of Consolidated Technologies, Inc. and its affiliate, Conco Associates, Inc. dba Cone Biotech (the "Companies") as of December 31, 1996 and 1995 and the related combined statements of operations, stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Technologies, Inc. and its affiliate as of December 31, 1996 and 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




                                                                BDO Seidman, LLP

December 12, 1997

------------------------------------------------------------------------------


DECEMBER 31,                                          1996             1995
------------------------------------------------------------------------------
ASSETS (NOTE 5)

CURRENT
  Cash and cash equivalents                       $   75,639         $ 74,693
  Trade accounts receivable                          115,376           81,912
  Accounts receivable - related party (Note 9)        33,083           90,070
  Inventories (Note 1)                               780,084          371,209
  Notes receivable - related party (Note 9)           82,224               --
  Prepaid expenses and other assets                   27,156           14,291
------------------------------------------------------------------------------

Total current assets                               1,113,562          632,175
------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT - NET (NOTE 2)                401,195          461,939
------------------------------------------------------------------------------

OTHER ASSETS
  Note receivable - stockholder (Note 4)             250,391          112,126
  Restricted cash (Note 6)                           150,647          150,895
  Note receivable - officers (Note 9)                 58,602           78,206
  Investment in joint venture (Note 3)                35,963           59,251
  Other assets (Note 9)                               59,134           39,472
------------------------------------------------------------------------------

Total other assets                                   554,737          439,950
------------------------------------------------------------------------------

                                                  $2,069,494       $1,534,064
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                                 CONSOLIDATED TECHNOLOGIES, INC.
                                                                   AND AFFILIATE

                                                         COMBINED BALANCE SHEETS
------------------------------------------------------------------------------


DECEMBER 31,                                          1996             1995
------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                              $  190,527       $   109,983
  Accounts payable - related party (Note 9)             --           278,362
  Accrued liabilities                               59,725            77,136
  Current maturities under capital lease
    obligation (Note 8)                             25,617            24,654
  Notes payable (Note 5)                           399,070           512,734
  Unsecured loan - related party (Note 9)          100,000                --
------------------------------------------------------------------------------

Total current liabilities                          774,939         1,002,869

BONDS PAYABLE (NOTE 6)                           1,000,000         1,000,000
NOTE PAYABLE - RELATED PARTY (NOTES 7 AND 9)       439,693                --
CAPITAL LEASE OBLIGATION (NOTE 8)                   11,224            36,841
------------------------------------------------------------------------------

Total liabilities                                2,225,856         2,039,710
------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCY (NOTES 8, 10 AND 11)

STOCKHOLDERS' DEFICIT
  Common stock:
    Class A, no par value, 1,000,000 shares
      authorized, 163,500 shares issued and
      outstanding                                  163,500           163,500
    Class B, no par value, 1,000,000 shares
      authorized, 163,500 shares issued and
      outstanding                                  163,500           163,500
    $1 par value, 10,000 shares authorized,
      1,389 shares issued and outstanding            1,389             1,389
  Additional paid-in capital                       500,078           500,078
  Accumulated deficit                             (984,829)       (1,334,113)
------------------------------------------------------------------------------

Total stockholders' deficit                       (156,362)         (505,646)
------------------------------------------------------------------------------

                                                $2,069,494       $ 1,534,064
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                   SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                 CONSOLIDATED TECHNOLOGIES, INC.
                                                                   AND AFFILIATE

                                               COMBINED STATEMENTS OF OPERATIONS

------------------------------------------------------------------------------


YEARS ENDED DECEMBER 31,                              1996             1995
------------------------------------------------------------------------------
REVENUE:
  Product                                         $3,325,832        $3,420,303
  Services                                           149,098            25,042
  Other                                               43,247            42,589
------------------------------------------------------------------------------

Total revenue                                      3,518,177         3,487,934

Cost of revenue                                    2,630,475         2,819,905
------------------------------------------------------------------------------

GROSS PROFIT                                         887,702           668,029
------------------------------------------------------------------------------

Operating expenses:
  Salaries, wages and employee benefits              643,790           620,825
  General and administrative expenses                180,560           175,907
  Consulting services (Note 9)                       118,543             2,500
------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                             942,893           799,232
------------------------------------------------------------------------------

OPERATING INCOME (LOSS)                              (55,191)         (131,203)
------------------------------------------------------------------------------

OTHER INCOME (EXPENSE):
  Equity in earnings of joint venture (Note 3)       530,711           656,662
  Interest and other income                           77,974            56,363
  Interest and other expenses                       (204,210)         (223,899)
------------------------------------------------------------------------------

TOTAL OTHER INCOME                                   404,475           489,126
------------------------------------------------------------------------------

NET INCOME                                        $  349,284        $  357,923
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                   SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                   AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                               CONSOLIDATED TECHNOLOGIES, INC.
                                                                                 AND AFFILIATE

                                                  COMBINED STATEMENTS OF STOCKHOLDERS' DEFICIT

----------------------------------------------------------------------------------------------

                                      Consolidated
                                   Technologies, Inc.  Cone Bio Tech
                                   ------------------  -------------
                                      Common Stock                    Additional
                                   ------------------     Common        Paid-in    Accumulated
                                   Class A    Class B      Stock        Capital       Deficit
----------------------------------------------------------------------------------------------
Balance, December 31, 1994         $163,500  $163,500      $1,389      $500,078    $(1,692,036)

Net income                                -         -           -             -        357,923
----------------------------------------------------------------------------------------------
Balance, December 31, 1995          163,500   163,500       1,389       500,078     (1,334,113)

Net income                                -         -           -             -        349,284
----------------------------------------------------------------------------------------------
Balance, December 31, 1996         $163,500  $163,500      $1,389      $500,078    $  (984,829)
----------------------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO COMBINED FINANCIAL STATEMENTS.



                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE

                                              COMBINED STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

YEARS ENDED DECEMBER 31,                                    1996       1995
-------------------------------------------------------------------------------
OPERATING ACTIVITIES:
  Net income                                           $ 349,284  $ 357,923
  Adjustments to reconcile net income to net
    cash provided by (used in) operating activities:
    Depreciation and amortization                        106,009    128,612
    Undistributed earnings of affiliate                   23,288     48,339
    Changes in operating assets and liabilities:
      Trade accounts receivable                          (33,464)    76,803
      Accounts receivable, related party                  56,987    (90,070)
      Inventories                                       (408,875)    73,707
      Prepaid expenses and other assets                  (12,864)    (3,913)
      Other assets                                       (19,663)    (2,805)
      Accounts payable                                   520,237   (356,777)
      Accounts payable, related party                   (278,362)   278,362
      Accrued liabilities                                (17,411)   (15,804)
-------------------------------------------------------------------------------
Net cash provided by operating activities                285,166    494,377
-------------------------------------------------------------------------------
INVESTING ACTIVITIES:
  Capital expenditures                                   (45,265)   (46,989)
  Increase in note receivable from stockholder          (138,265)         -
  Increase in note receivable, related party             (82,224)         -
  Repayment on (increase in) note receivable-officers     19,604    (43,124)
  Net decrease (increase) in other assets                    248     (6,801)
  Purchase of investment in Cenetron                           -    (15,000)
-------------------------------------------------------------------------------
Net cash used in investing activities                   (245,902)  (111,915)
-------------------------------------------------------------------------------


                                                 CONSOLIDATED TECHNOLOGIES, INC.
                                                                   AND AFFILIATE

                                               COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


INCREASE IN CASH AND CASH EQUIVALENTS

YEARS ENDED DECEMBER 31,                                  1996          1995
--------------------------------------------------------------------------------
FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt              1,524,000     1,290,000
  Proceeds from unsecured loan-related party              100,000             -
  Principal payments on long-term debt                 (1,637,664)   (1,622,759)
  Principal payments under capital lease obligation       (24,654)            -
--------------------------------------------------------------------------------
Net cash used in financing activities                     (38,318)     (332,759)
--------------------------------------------------------------------------------
Net increase in cash and cash equivalents                     946        49,703

Cash and cash equivalents at beginning of year             74,693        24,990
--------------------------------------------------------------------------------
Cash and cash equivalents at end of year              $    75,639   $    74,693
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

  Interest paid                                       $   204,210   $   223,900
  Interest received                                   $    36,488   $    12,952
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITY:

  Conversion of accounts payable to note payable      $   439,693   $         -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     SEE ACCOMPANYING SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                                     AND NOTES TO COMBINED FINANCIAL STATEMENTS.

                                                 CONSOLIDATED TECHNOLOGIES, INC.
                                                                   AND AFFILIATE

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------


NATURE OF            Consolidated Technologies, Inc. and its affiliate, Conco
BUSINESS             Associates, Inc. dba Cone Biotech (the "Companies")
                     develop and manufacture intermediate biological materials, in vitro diagnostics products and proficiency testing specimens. The Companies market their products and services to manufacturers and suppliers of in vitro diagnostics and providers of proficiency testing programs throughout the United States.

                     The intermediate biological materials processed by the Companies are used in the formulation of in vitro diagnostics having applications in laboratory disciplines such as immunology, clinical chemistry, toxicology and infectious disease. Proficiency testing specimens manufactured from the intermediate biological materials are primarily used in evaluating the performance of laboratories in testing for substances included in the specimens.

PRINCIPLES OF        The accompanying combined financial statements include
COMBINATION          the accounts of Consolidated Technologies, Inc. ("CTI")
                     and Cone Biotech ("CB"), both of which are under common control. All material intercompany balances and transactions are eliminated.

INVESTMENT IN        CB uses the equity method to account for its investment
JOINT VENTURE        in a 50% owned joint venture.

INVENTORIES          Inventories, which primarily consist of blood plasma as
                     raw materials and proficiency testing kits as finished goods, are valued at the lower of cost or market. Cost is determined by the first-in, first-out ("FIFO") method.

PROPERTY,            Property and equipment are stated at cost and are
EQUIPMENT,           depreciated over the estimated useful lives of five to
DEPRECIATION AND     seven years using the double declining balance method.
AMORTIZATION         Leasehold improvements are recorded at cost and are
                     amortized using the straight-line method, over the lesser of the estimated useful lives of the property or the lease term.

                                                CONSOLIDATED TECHNOLOGIES, INC.
                                                                  AND AFFILIATE

                                     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------


INCOME TAXES         The Companies have elected S Corporation filing status
                     for federal income tax purposes. Accordingly, no provision for federal income taxes is required.
                     Stockholders are taxed individually on their pro rata share of respective corporate earnings.

CASH AND CASH        For purposes of reporting cash flows, the Companies
EQUIVALENTS          consider certificates of deposit purchased with an
                     original maturity of three months or less to be cash equivalents. Cash includes cash on hand and in banks.

ACCOUNTING           The preparation of financial statements in conformity
ESTIMATES            with generally accepted accounting principles requires
                     management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
                     Actual results could differ from those estimates.

FAIR VALUE OF        CASH AND CASH EQUIVALENTS.  The carrying amounts at
FINANCIAL            December 31, 1996 and 1995 approximates the fair value
INSTRUMENTS          because of the short maturity of those instruments.

                     NOTES RECEIVABLE. Based on discounted cash flows, the fair values of the notes receivable approximates the carrying value at December 31, 1996 and 1995.

                     LONG-TERM DEBT. Based on borrowing rates currently available to the Companies for bank loans with similar terms and average maturities, the fair value of long-term debt, including the current portion thereof, approximates its carrying value at December 31, 1996 and 1995.

                                              CONSOLIDATED TECHNOLOGIES, INC.
                                                                AND AFFILIATE

                                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

------------------------------------------------------------------------------

LONG-LIVED         In accordance with SFAS 121, "Accounting for the Impairment
ASSETS             of Long-Lived Assets and for Long-Lived Assets to be
                   Disposed Of", management reviews long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be fully recoverable. As part of this assesment, management prepares an analysis of the undiscounted cash flows for each product that has significant long-lived or intangible asset values associated with it. This analysis for the asset values as of December 31, 1996 and 1995 indicated there was no impairment to these assets' carrying values.

                                              CONSOLIDATED TECHNOLOGIES, INC.
                                                                AND AFFILIATE

                                       NOTED TO COMBINED FINANCIAL STATEMENTS

------------------------------------------------------------------------------

1.  INVENTORIES    Inventories consist of the following at December 31:

                                                       1996        1995
                   -----------------------------------------------------------
                   Raw materials                    $105,428     $176,297
                   Work-in-process                     9,624        9,354
                   Finished goods                    665,032      185,558
                   -----------------------------------------------------------

                                                    $780,084     $371,209
                   -----------------------------------------------------------
                   -----------------------------------------------------------

2. PROPERTY AND    Property and equipment consist of the following at
   EQUIPMENT       December 31:

                                                        1996        1995
                   -----------------------------------------------------------
                   Land                                $      250  $      250
                   Machinery and equipment                973,419     932,742
                   Buildings and improvements             261,633     257,045
                   Equipment under capital lease          118,200     118,200
                   Furniture and fixtures                 101,134     101,134
                   -----------------------------------------------------------

                                                        1,454,636   1,409,371
                   Accumulated depreciation
                     and amortization                  (1,053,441)   (947,432)
                   -----------------------------------------------------------
                                                       $  401,195  $  461,939
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                   Depreciation and amortization expense on property and equipment were $106,009 and $128,612 in 1996 and 1995, respectively, and were included in general and administrative expenses.

                                              CONSOLIDATED TECHNOLOGIES, INC.
                                                                AND AFFILIATE

                                       NOTES TO COMBINED FINANCIAL STATEMENTS

------------------------------------------------------------------------------

3.  INVESTMENT     In November 1993, CB and Serafy Laboratories, Inc.
    IN JOINT       ("Serafy") signed a limited partnership agreement and
    VENTURE        formed Seracon Diagnostics Company ("Seracon"). CB owns
                   50% of Seracon. Seracon was formed to manufacture, label, package and distribute specimens pursuant to an agreement between Cone Biotech, Serafy and the College of American
                   Pathologists ("CAP"). In general, Seracon provides specimens, test materials and related services for CAP's
                   Interlaboratory Comparison Survey Program.

                   Following is a summary of financial position and results of operations of Seracon for the years ended December 31:

                                                          1996        1995
                   -----------------------------------------------------------
                   Total assets                       $  121,756  $  256,561
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                   Current liabilities                $   49,829  $  138,057
                   Partners' capital                      71,927     118,504
                   -----------------------------------------------------------

                   Total liabilities and
                     Partners' capital                $  121,756  $  256,561
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                   Sales                              $4,566,753  $5,412,043
                   -----------------------------------------------------------
                   Net income                         $1,061,422  $1,313,323
                   -----------------------------------------------------------
                   -----------------------------------------------------------
                   CB's proportionate share
                      of earnings                     $  530,711  $  656,662
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                                              CONSOLIDATED TECHNOLOGIES, INC.
                                                                AND AFFILIATE

                                       NOTES TO COMBINED FINANCIAL STATEMENTS

------------------------------------------------------------------------------

4.  NOTES          In January of 1996, CB signed an unsecured draw note with
    RECEIVABLE -   its sole stockholder. The balance of this note was $250,391
    STOCKHOLDER    at December 31, 1996. The stated annual interest rate is
                   7%. This note will mature on January 17, 1998. Accrued interest as of December 31, 1996 was $14,869.

                   In January of 1994, CB signed an unsecured draw note with its sole stockholder. The balance of this note was $112,126 at December 31, 1995. The stated annual interest rate was 0%. This note matured on January 17, 1996. Imputed interest on the note receivable - stockholder was not material.

5.  NOTES          Notes payable consist of the following at December 31:
    PAYABLE

                                                              1996      1995
                   -----------------------------------------------------------
                   CB note payable to Minstar, Inc.,
                   in default and due on demand,
                   guaranteed by a stockholder,
                   stated interest rate is 3.61%,
                   principal and accrued interest
                   were due on September 1994              $ 70,338   $103,057

                   CTI note payable to First
                   Commercial Capital, Inc.,in
                   technical default, collateralized
                   by accounts receivable, inventory,
                   equipment, guaranteed by a majority
                   stockholder and guaranteed 85% by
                   SBA, monthly installments are
                   $11,199, interest is prime plus
                   2.5%, matures December 2000              328,732    409,677
                   -----------------------------------------------------------

                                                           $399,070   $512,734
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                                              CONSOLIDATED TECHNOLOGIES, INC.
                                                                AND AFFILIATE

                                       NOTES TO COMBINED FINANCIAL STATEMENTS

------------------------------------------------------------------------------

5.  NOTES          Prime rate at December 31, 1996 and 1995 was 8.25% and
    PAYABLE        8.5%, respectively.
    (CONTINUED)
                   The loan agreement with First Commercial Capital (the
                   "Lendor") contains various covenants pertaining to maintenance of certain financial ratios, restriction of additional business debt, compensation and dividend restrictions. At December 31, 1996 and 1995, CTI was in breach of the compensation restrictions and additional business debt covenants. Under the terms of the agreement, the Lendor may call the loan if the company is in violation of any covenants. As of December 12, 1997, the Lendor had not waived these requirements. Accordingly, the entire amount of the note, $328,732 and $409,677, respectively, was included in current liabilities at December 31, 1996 and 1995, respectively.

6.  BONDS PAYABLE  Bonds payable consists of the following at December 31:

                                                           1996        1995
                   -----------------------------------------------------------
                   CB bonds payable, collateralized
                   by any and all assets, guaranteed
                   by Minstar, Inc., interest due
                   semi-annually at 13.75% per
                   annum, matures December 2001         $1,000,000  $1,000,000
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                   According to the bond covenants, a minimum of $150,000 is required to be held in escrow from which semi-annual interest to bondholders is paid.

                                              CONSOLIDATED TECHNOLOGIES, INC.
                                                                AND AFFILIATE

                                       NOTES TO COMBINED FINANCIAL STATEMENTS

------------------------------------------------------------------------------

7. NOTE PAYABLE - On January 1, 1997, CTI restructured an unpaid accounts RELATED PARTY payable balance into a signed, unsecured note. The note payable accrues interest at 8 1/2%, principal and interest payments are due in semi-monthly installments of $6,250 commencing December 1998. The outstanding balance of the note payable, related party at December 31, 1996 was $439,693.

8.  LEASES         As of December 31, 1996, future minimum lease payments
                   related to the rental of office and manufacturing facilities and equipment are as follows:

                                                 Operating       Capital
                   -----------------------------------------------------------
                   1997                           $253,195      $ 25,617
                   1998                            255,889        11,224
                   1999                            231,224            --
                   2000                             22,306            --
                   2001                             21,510            --
                   Later years                      14,340            --
                   -----------------------------------------------------------

                   Total minimum lease payments   $798,464        36,841
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                   Less: current portion                         (25,617)
                   -----------------------------------------------------------

                   Long-term lease obligations                  $ 11,224
                   -----------------------------------------------------------
                   -----------------------------------------------------------

                   The Companies follow the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases", in determining the criteria for capital leases. Leases that do not meet such criteria are classified as operating leases and are charged to expense in the year incurred. Capital lease amortization expense was $13,617 and $22,694 at December 31, 1996 and 1995, respectively.

                                CONSOLIDATED TECHNOLOGIES, INC.
                                                  AND AFFILIATE

                            NOTES TO COMBINED FINANCIAL STATEMENTS


9.  RELATED         During 1996 and 1995, CTI purchased approximately 46% and
    PARTY           47%, respectively, of its raw materials from Cone
    TRANSACTIONS    BioProducts. This supplier is controlled by a relative of
                    an officer and stockholder of CTI. At December 31, 1996 and 1995, amounts due to the supplier included in notes payable, related party and accounts payable, related party were approximately $440,000 (see Note 7) and $278,000, respectively. Cone BioProducts provides consulting services and direct management assistance to the Companies. Fees and expenses paid to Cone BioProducts amounted to $120,000 for years ended
                    December 31, 1996 and 1995 and are included in the cost of revenue.

                    A member of CTI's Board of Directors served as a consultant to CTI on various aspects of CTI's business issues. Fees paid for these services by CTI during the year ended December 31, 1996 was approximately $119,000.

                    CTI owns a 30% interest in Cenetron. CTI also has a note receivable from the entity, with the outstanding principal and accrued interest at 9.75% due and payable at June 30, 1997. The unpaid balances on this note at December 31, 1996 and 1995, were approximately $82,000 and $15,000, respectively. The remaining balance of this note was collected in March of 1997. The investment in Cenetron is carried at cost and is included in other assets in the accompanying combined balance sheets. The accrued interest is included in prepaid expenses and other assets at December 31, 1996 and in long-term, other assets at December 31, 1995 in the accompanying combined balance sheet.

                    CB conducts some of its operations through a joint venture in the form of a partnership, which is principally accounted for using the equity method, discussed in more detail in Note 3. Included in CB's revenues for 1996 and 1995 are equity in income of the joint venture of approximately $530,777 and $656,662, respectively. In addition, CTI sold approximately $1.8 million and $2.2 million of goods to the joint venture during 1996 and 1995, respectively. Trade receivables from the joint venture at December 31, 1996 and 1995, were approximately $33,000 and $90,070, respectively.

                                CONSOLIDATED TECHNOLOGIES, INC.
                                                  AND AFFILIATE

                            NOTES TO COMBINED FINANCIAL STATEMENTS


9.  RELATED         CTI and Proficiency Testing Services ("PTS") have common
    PARTY           ownership. During 1996, PTS made a $100,000 advance to
    TRANSACTIONS    CTI. According to the verbal agreement, CTI is required
    (CONTINUED)     to repay the unsecured loan plus accrued interest of 9.5%
                    per annum on demand.

                    In December of 1993, CB agreed to loan up to $60,000 to an officer of CB with unpaid principal and accrued interest at 10% due and payable by December 12, 1998. Under this agreement, CB loaned approximately $4,000 and $57,500 to this officer in 1996 and 1995, respectively. Unpaid principal balance and accrued interest due CB in connection with the note receivable at December 31, 1996 and 1995 are approximately $52,000 and $48,000, respectively.


10. CONCENTRATION   Plasma collection, storage, labeling and distribution
    OF CREDIT       activities are subject to strict regulation and licensing
    RISK AND        by the U.S. Food and Drug Administration ("FDA"). The
    SIGNIFICANT     Companies's facilities are subject to periodic inspection
    CUSTOMERS       by the FDA. Failure to comply or correct deficiencies
                    with applicable laws or regulations could subject the Companies to enforcement action, including product seizures, recalls, center or facility closure, license revocations and civil and criminal penalties. Any future enforcement action by the FDA could have a material adverse effect on the Companies' business.

                    Laws and regulations with similar substantive and enforcement provisions are also in effect in many of the states and municipalities where the Companies do business. Any change in existing federal, state or municipal laws or regulations, or in the interpretation or enforcement thereof, or the promulgation of any additional laws or regulations could have an adverse effect on the Companies' business.

                                CONSOLIDATED TECHNOLOGIES, INC.
                                                  AND AFFILIATE

                            NOTES TO COMBINED FINANCIAL STATEMENTS


10. CONCENTRATION   Financial instruments which potentially expose the
    OF CREDIT       Company to concentrations of credit risk, as defined by
    RISK AND        Statement of Financial Accounting Standards No. 105,
    SIGNIFICANT     consist primarily of accounts receivable.
    CUSTOMERS
    (CONTINUED)     Approximately 90% and 95% of the net sales were made to
                    three customers in 1996 and 1995, respectively.

11. SUBSEQUENT      On January 1, 1997, CTI purchased all of the assets of
    EVENTS          Cone BioProducts (a proprietorship) for $260,307.
                    Consideration included two promissory notes in the amount of $63,224 and $197,083. The first note matured June 1, 1997 and was paid on June 1, 1997. The second note will mature on November 16, 1998. In addition, the sole proprietor of Cone BioProducts was granted an exclusive right and option to purchase 33 1/3% of the total outstanding shares of CTI's common stock for $482,000.
                    This option may be exercised at any time CTI receives an offer to sell at least 51% of CTI's common stock. The sole proprietor of Cone BioProducts is related to the sole owner of CTI.

                    During September 1997, the stockholders of the Companies entered into a letter of intent to sell substantially all of the Companies' operating assets including inventories, accounts receivable, leasehold interests, and equipment to a third party for cash and stock in a publicly-traded Company. According to the letter of intent, all accounts payable, accrued liabilities and notes payable, including revolving lines of credit will not be assumed by the purchaser. The letter of intent also calls for multi-year employment agreements for certain key employees.

                              THE WESTERN STATES
                                     GROUP, INC.







              --------------------------------------------------
                                           FINANCIAL STATEMENTS
                              YEARS ENDED MAY 31, 1997 AND 1996






                                                     [LOGO]

                              THE WESTERN STATES
                                     GROUP, INC.







              --------------------------------------------------
                                           FINANCIAL STATEMENTS
                              YEARS ENDED MAY 31, 1997 AND 1996

                                        THE WESTERN STATES GROUP, INC.



                                                              CONTENTS

--------------------------------------------------------------------------------



     INDEPENDENT AUDITORS' REPORT                                   3


     FINANCIAL STATEMENTS

        Balance sheets                                              4

        Statements of operations                                    5

        Statements of stockholders' equity                          6

        Statements of cash flows                                  7-8


     NOTES TO FINANCIAL STATEMENTS                               9-15

                                 [LETTERHEAD]





INDEPENDENT AUDITORS' REPORT


The Western States Group, Inc.

We have audited the accompanying balance sheets of The Western States Group, Inc. as of May 31, 1997 and 1996, and the related statements of operations and stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Western States Group, Inc. at May 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                     /s/ BDO Seidman, LLP


October 17, 1997

------------------------------------------------------------------------------

MAY 31,                                                1997               1996
------------------------------------------------------------------------------
ASSETS (Note 5)

CURRENT ASSETS
  Cash and equivalents                           $  416,951         $  704,486
  Trade accounts receivables                      1,486,141            308,193
  Due from officer-stockholder (Note 2)             197,625                 --
  Other receivables                                   1,500                 --
  Inventory (Note 3)                                436,022            704,699
------------------------------------------------------------------------------

Total current assets                              2,538,239          1,717,378
------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT
  Office furniture and equipment                     69,022             68,009
  Less accumulated depreciation and
   amortization                                      62,631             60,089
------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET                           6,391              7,920
------------------------------------------------------------------------------

OTHER ASSETS
  Other                                              11,221             15,221
  Investments in related party partnership
   (Note 2)                                              --            339,630
------------------------------------------------------------------------------

Total other assets                                   11,221            354,851
------------------------------------------------------------------------------

TOTAL ASSETS                                     $2,555,851         $2,080,149
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                               THE WESTERN STATES GROUP, INC.


                                                               BALANCE SHEETS
------------------------------------------------------------------------------

MAY 31,                                                1997               1996
------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                               $  956,838         $  530,422
  Accrued wages, salaries and commissions           418,869            213,285
  Profit Sharing plan contribution (Note 4)          49,368             43,628
  Income taxes payable                              201,000            263,000
  Other current liabilities                              --             10,439
------------------------------------------------------------------------------

Total current liabilities                         1,626,075          1,060,774
------------------------------------------------------------------------------

DEFERRED INCOME TAXES (Note 6)                           --            157,000

Total Liabilities                                 1,626,075          1,217,774
------------------------------------------------------------------------------

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY
  Common stock, no par value; 100,000
    shares authorized, 1,000 issued and
    outstanding                                       1,000              1,000
  Retained earnings                                 928,776            861,375
------------------------------------------------------------------------------

Total stockholders' equity                          929,776            862,375
------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $2,555,851         $2,080,149
------------------------------------------------------------------------------
------------------------------------------------------------------------------

       SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
          STATEMENTS.

                                                 THE WESTERN STATES GROUP, INC.
                                                       STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------

YEARS ENDED MAY 31,                                      1997              1996
-------------------------------------------------------------------------------
NET SALES                                          $7,952,960        $4,832,419

COST OF SALES                                       5,953,978         3,708,920
-------------------------------------------------------------------------------
GROSS PROFIT                                        1,998,982         1,123,499

OPERATING EXPENSES
  Sales and marketing                                 587,364           451,359
  General and administrative                          464,094           470,357
  Officer compensation (Note 2)                       890,000           280,000
-------------------------------------------------------------------------------
Total operating expenses                            1,941,458         1,201,716
-------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                                57,524           (78,217)

OTHER INCOME
  Related party partnership (Note 2)                   40,926               300
  Interest                                             12,951            26,687
-------------------------------------------------------------------------------

Total other income                                     53,877            26,687
-------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAX EXPENSE (BENEFIT)     111,401           (51,530)

INCOME TAX EXPENSE (BENEFIT) (Note 6)                  44,000           (21,000)
-------------------------------------------------------------------------------
NET INCOME (LOSS)                                  $   67,401        $  (30,530)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.


                                                 THE WESTERN STATES GROUP, INC.

                                             STATEMENTS OF STOCKHOLDERS' EQUITY
                                              YEARS ENDED MAY 31, 1997 AND 1996
-------------------------------------------------------------------------------

                          COMMON STOCK             RETAINED
                      SHARES        AMOUNT         EARNINGS            TOTAL
-------------------------------------------------------------------------------
BALANCE,
June 1, 1995           1,000        $1,000         $891,905         $892,905

Net loss                                            (30,530)         (30,530)
-------------------------------------------------------------------------------

BALANCE,
May 31, 1996           1,000         1,000          861,375          826,375

Net loss                                             67,401           67,401
-------------------------------------------------------------------------------

BALANCE,
May 31, 1997           1,000        $1,000         $928,776         $929,776
-------------------------------------------------------------------------------

SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.


                                                THE WESTERN STATES GROUP, INC.

                                                      STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS

YEARS ENDED MAY 31,                                        1997           1996
------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                 $    67,401     $  (30,530)
  Adjustments to reconcile net income (loss)
    to net cash (used in) provided by operating
    activities:
  Depreciation and amortization                           2,542         13,635
  Equity in net income of partnership investment        (40,926)            --
  Distribution of partnership interest as bonus         510,556             --
  Increase (decrease) from changes in:
    Trade accounts receivables                       (1,177,948)     1,174,438
    Due from officer-stockholder                       (197,625)            --
    Other receivables                                    (1,500)            --
    Inventory                                           268,677       (397,742)
    Other assets                                          4,000         (6,100)
    Accounts payable                                    426,416       (280,320)
    Income tax payable                                 (219,000)       (81,000)
    Accrued expenses and other current liabilities      200,885        159,605
------------------------------------------------------------------------------

Net cash (used in) provided by operating activities    (156,522)       551,986
------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in partnership                            (130,000)      (339,630)
  Purchase of equipment                                  (1,013)       (11,629)
------------------------------------------------------------------------------

Net cash used in investing activities                  (131,013)      (351,259)
------------------------------------------------------------------------------

                                                THE WESTERN STATES GROUP, INC.

                                                      STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
INCREASE (DECREASE) IN CASH AND EQUIVALENTS

YEARS ENDED MAY 31,                                        1997           1996
------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of line of credit                                --       (200,000)
------------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH                        (287,535)           727

CASH AND EQUIVALENTS AT, beginning of year              704,486        703,759
------------------------------------------------------------------------------

CASH AND EQUIVALENTS AT, end of year                  $ 416,951      $ 704,486
------------------------------------------------------------------------------
------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
CASH PAID FOR:
  Interest                                            $      --      $     225
  Income taxes                                        $ 262,203      $  59,582
------------------------------------------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
   During the year ended May 31, 1997, the Company distributed its investment in a related party partnership of approximately $511,000 to its principal officer-stockholder (see Note 2).
------------------------------------------------------------------------------
------------------------------------------------------------------------------

       SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL
          STATEMENTS.

                                                 THE WESTERN STATES GROUP, INC.

                                                  NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

1. SUMMARY OF      GENERAL
   ACCOUNTING
   POLICIES        The Western States Group, Inc. (the Company) is engaged in the worldwide sale, marketing and distribution of source plasma, specialty plasma and the marketing of diagnostic test components. Sales through its TheraSource
                   International Division are directed to the therapeutic products industry and sales through the Western States
                   Plasma Company are directed to the diagnostics products industry. Both divisions are active worldwide with sales both within the United States and outside the United
                   States. The Company is a vendor approved supplier to numerous pharmaceutical and healthcare companies and is an FDA licensed distributor in the United States. Human source plasma distributed by the Company is primarily sold to fractionators who process the plasma into various therapeutic products such as clotting factors, albumin, immune globulin and various other derived products. The Company also markets and distributes a wide range of diagnostic and therapeutic products including many antibodies and other biological specimens. The Company obtains the plasma and other products it sells from FDA licensed plasma collection centers, from fractionators and from manufacturers of diagnostic components. The products are frequently shipped directly from the supplier to the customer.

                   The Company was incorporated in California in 1984.

                   REVENUE RECOGNITION

                   The Company recognizes revenue upon shipment of products to customers.

                                                 THE WESTERN STATES GROUP, INC.

                                                  NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

1. SUMMARY OF      INVENTORY
   ACCOUNTING
   POLICIES        Inventory is valued at the lower of cost or market. Cost is
   (CONTINUED)     determined by the first-in, first-out (FIFO) method.

                   PROPERTY AND EQUIPMENT

                   Property and equipment is stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the respective assets. Leasehold improvements are amortized using the straight-line method over the estimated life of the asset or the remaining term of the lease, whichever is shorter. The estimated useful lives of the assets range from 5 to 7 years.

                   CASH AND CASH EQUIVALENTS

                   The Company considers as cash and cash equivalents all cash on hand and in banks, certificates of deposit and other highly-liquid investments with original maturities of 3 months or less.

                   FDA LICENSES

                   Food and Drug Administration ("FDA") licenses are required to operate as a distributor. The cost of acquiring FDA licenses was fully amortized by May 31, 1996.

                                                 THE WESTERN STATES GROUP, INC.

                                                  NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

1. SUMMARY OF      FAIR VALUE OF FINANCIAL INSTRUMENTS
   ACCOUNTING
   POLICIES        Statement of Financial Accounting Standards No. 107,
   (CONTINUED)     "Disclosures About Fair Value of Financial Instruments,"
                   requires disclosure of the fair value of certain financial instruments. Accounts receivable and accounts payable as reflected in the financial statements approximate fair value because of the short-term maturity of these instruments. The fair value of the investment in partnership cannot be estimated due to its related-party nature.

                   ACCOUNTING ESTIMATES

                   The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results could differ from those estimates.

                   INCOME TAXES

                   The company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years which the differences are expected to reverse.

                                               THE WESTERN STATES GROUP, INC.


                                                NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------

2.  RELATED PARTY  DUE FROM OFFICER - STOCKHOLDER
    TRANSACTIONS
                   At May 31, 1997, the Company had a receivable from an officer-stockholder for approximately $197,000. That represented the related payroll tax withholding reimbursable by the principal officer-stockholder, arising from the distribution of the Company's interest in an investment partnership to the officer-stockholder. Subsequent to year-end, the receivable was collected by the Company.

                   INVESTMENT IN PARTNERSHIP

                   At May 31, 1996, the Company had an investment of $339,630 in a partnership. The partnership was organized to invest in real estate and equities. During the year ended May 31, 1997, the Company distributed the interest in the partnership to the principal officer-stockholder as additional compensation. At the time of the distribution, the cost-basis of the Company's interest in the partnership was approximately $511,000.

                   GENERAL AND ADMINISTRATIVE EXPENSES

                   During the year ended May 31, 1997, the Company paid approximately $13,000 to the partnership described above for lodging expenses for the Company's customers and suppliers.

                   OTHER INCOME

                   Other income in 1997 and 1996 includes approximately $41,000 and $300, respectively, of interest and capital gains which represent the Company's share of earnings by the partnership described above.

                                               THE WESTERN STATES GROUP, INC.


                                                NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


3.  INVENTORY      The Company's inventory consists of:

                   MAY 31,                            1997        1996
                   -----------------------------------------------------------
                   Plasma                           $103,969    $412,511
                   Other products                    332,053     292,188
                   -----------------------------------------------------------

                   Total                            $436,022    $704,699
                   -----------------------------------------------------------
                   -----------------------------------------------------------

4.  PROFIT SHARING The Company has a profit sharing plan pursuant to Section
    PLAN 401(k) of the Internal Revenue Code. The plan provides for discretionary contributions by the Company as determined by a committee made up of shareholders of the Company. For the years ended May 31, 1997 and 1996, the Company contributed $49,368 and $43,628, to the plan.

5.  COMMITMENTS    LINE OF CREDIT

                   The Company has a line of credit expiring November 1, 1997, which provides for borrowings up to $250,000 at the lender's prime rate (8.50% per annum at May 31, 1997) plus 1.25%. The terms of the line of credit agreement require a minimum interest rate of 8.50% per annum. The terms also require maintenance of certain financial ratios. The line is secured by substantially all assets of the Company and is personally guaranteed by owner-officers of the Company. The Company did not draw on the line during the years ended May 31, 1997 and 1996.

                                               THE WESTERN STATES GROUP, INC.


                                                NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


5.  COMMITMENTS    LEASES
    (CONTINUED)

                   The Company leases its facilities under operating leases expiring in August 1998. Future minimum payments due under this non-cancelable operating lease are:

                   YEAR ENDING MAY 31,                              Total
                   -----------------------------------------------------------
                   1998                                            $24,000
                   1999                                              6,000
                   -----------------------------------------------------------

                                                                   $30,000
                   -----------------------------------------------------------

                   Rent expense for the years ended May 31, 1997 and 1996 was $23,875 and $22,604.

6.  INCOME TAXES   Deferred income taxes reflect the impact of temporary
                   differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

                   The Company changed its tax accounting method from cash to accrual basis during the fiscal year ended May 31, 1995. As a result of this change in accounting method, the Company recorded a deferred tax liability of $157,000 and $314,000 at May 31, 1997 and 1996, which is due $157,000 each year through May 31, 1998.

7.  CONCENTRATION  The Company sells its products on credit to pharmaceutical
    OF CREDIT      companies, biotechnology companies, hospitals and other
    RISKS AND      distributors.
    SIGNIFICANT
    CUSTOMERS

                                               THE WESTERN STATES GROUP, INC.


                                                NOTES TO FINANCIAL STATEMENTS
------------------------------------------------------------------------------


7.  CONCENTRATION  Plasma processing, storage, labeling and distribution
    OF CREDIT      activities are subject to strict regulation and licensing
    RISKS AND      by the U.S. Food and Drug Administration (FDA). The
    SIGNIFICANT    Company's facilities and those of its turn-key
    CUSTOMERS      manufacturers and its suppliers are subject to periodic
    (CONTINUED)    inspection by the FDA. Failure to comply or correct
                   deficiencies with applicable laws or regulations could subject the Company, its manufacturers or its suppliers to enforcement action, including product seizures, recalls, facility closure, license revocation and civil and criminal penalties, any one or more of which could have a material, adverse effect on the Company's business.

                   Laws and regulations with similar substantive and enforcement provisions are also in effect in many of the states and municipalities where the Company, its manufacturers and its suppliers do business. Any change in existing federal, state or municipal laws or regulations, or in the interpretation or enforcement thereof, or the promulgation of any additional laws or regulations could have an adverse effect on the Company's business.

                   For the year ended May 31, 1997, no individual customer accounted for 10% or more of revenue. Approximately 12% of the net sales for the year ended May 31, 1996, were made to one customer. At May 31, 1997, approximately 69% of accounts receivable was due from two customers. At May 31, 1996, approximately 31% of accounts receivable was due from two customers.

8.  SUBSEQUENT     During September 1997, the stockholders of the Company
    EVENTS         entered into a letter of intent to sell all of the
                   Company's outstanding shares of stock to a third party for cash, publicly-traded stock and payments to be determined
                   by the future financial performance of the Company. The
                   letter of intent also calls for multi-year employment
                   agreements with certain key employees.
                                                                            15

                                 EXHIBIT INDEX

            2.1 Stock Purchase Agreement, dated as of February 13, 1998, among
                SeraCare, Inc. and the Shareholders of The Western States Group, Inc. named therein.

            2.2 Asset Purchase Agreement, dated as of February 13, 1998, among
                SeraCare, Inc., Consolidated Technologies, Inc. and Conco Associates, Inc. (dba Cone Biotech).

            4.1 Securities Purchase Agreement for $16,000,000  12% Senior
                Subordinated Debentures due 2005 and Warrants to purchase Shares of Common Stock, dated as of February 13, 1998 by and among SeraCare, Inc. and the Investors named on the signature pages thereto.

            4.2 Form of 12% Senior Subordinated Debenture due 2005 for
                Exhibit 4.1.

            4.3 Form of Warrant Agreement to Purchase Common Stock for
                Exhibit 4.1.

            4.4 Securityholders Agreement, dated as of February 13, 1998, among SeraCare, Inc., the Investors listed on Exhibit I. A hereto and the Shareholders of the Company listed on Exhibit I. B thereto.

            4.5 Registration Rights Agreement, dated as of February 13, 1998, among SeraCare, Inc. and the Investors whose names appear under the heading Investors on the signature page thereof.

            4.6 Subsidiary Guarantee Agreement, dated as of February 13,
                1998, made by Avre, Inc., Binary Associates, Inc., SeraCare Acquisitions, Inc., BHM Labs, Inc., SeraCare Technology, Inc., The Western States Group, Inc., wholly-owned subsidiaries of SeraCare, Inc. in favor of the Guaranteed Parties (as defined therein).

            4.7 Warrant  Agreement, dated as of February 13, 1998, among
                SeraCare, Inc. and Sutro & Co. Inc.

            4.8 Registration Rights Agreement, dated as of February 13, 1998, among SeraCare, Inc. and Sutro & Co. Inc.